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                                   FORM 8-K

                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549


CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): April 15, 1999

                    Friedman, Billings, Ramsey Group, Inc.
            (Exact name of Registrant as specified in its charter)

001-13731
(Commission File Number)

Virginia                                        54-1870350
(State or other jurisdiction of                 (I.R.S. Employer
incorporation or organization)                  Identification No.)

1001 Nineteenth Street North
Arlington, VA 22209
(Address of principal executive offices)  (Zip code)

                                (703) 312-9500
              (Registrant's telephone number including area code)

Item 5.    Other Events

    On April 15, 1999, Friedman, Billings, Ramsey Group, Inc. ("FBR Group") issued a press release reporting its launch of fbr.com, a division of FBR Investment Services, Inc. ("FBRIS"). FBRIS is a wholly owned subsidiary of FBR Group. FBRIS is an investment bank and broker-dealer registered with the Securities and Exchange Commission and is a member of the National Association of Securities Dealers (NASD) and the Securities Investor Protection Corporation
(SIPC). FBRIS is registered in all 50 states. A copy of the press release is being filed herewith.

    The following Exhibit is filed as part of this report:

99.1            Press Release dated April 15, 1999.

                                   SIGNATURE

    Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.


                             FRIEDMAN, BILLINGS, RAMSEY GROUP, INC.
                             By: /s/ Emanuel J. Friedman
                             Chief Executive Officer